UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 29, 2016

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2016, Silicon Valley Bank issued a standby letter of credit (“SVB SLOC”) in favor of Itaú Unibanco S.A. (“Itaú”) to support a bank guarantee issued by Itaú on behalf of Solazyme, Inc. (the “Company”) to the Brazilian Development Bank in connection with the loan agreement entered into in 2013 between the Brazilian Development Bank and Solazyme Bunge Produtos Renováveis Ltda., the Company’s joint venture with Bunge Global Innovation, LLC and certain of its affiliates. Upon the issuance of the SVB SLOC, approximately $12.6 million was pledged by the Company as collateral (the “Collateral”) to secure the issued SVB SLOC and is subject to a Standby Letter of Credit Agreement (the “SLOC Agreement”) and a Bank Services Pledge Agreement (the “Pledge Agreement”) between Silicon Valley Bank and the Company. Pursuant to the Pledge Agreement, the Company may not pledge, assign, transfer or dispose of the Collateral, or create or permit to exist any security interest or other encumbrance of the Collateral other than in favor of Silicon Valley Bank. In addition, the SVB SLOC is being supported by a bank confirmation issued by the Bank of Nova Scotia (the “Scotia Bank Confirmation”) in favor of Itaú on behalf of Silicon Valley Bank. The Company will pay fees of 1.5% and 0.7% of the Collateral per annum related to the SVB SLOC and the Scotia Bank Confirmation, respectively. Solazyme Brasil Oleos Renovaveis E Bioprdutos Ltda., a wholly owned subsidiary of the Company, will pay a fee of 1.99% of the Collateral per annum to Itaú for the issuance of the bank guarantee to the Brazilian Development Bank. The Company is subject to customary events of default under each of the Pledge Agreement and the SLOC Agreement.

The letter of credit issued by Silicon Valley Bank is intended to replace a letter of credit issued by HSBC Bank, USA, National Association (the “HSBC LOC”) in 2013. The Company expects the HSBC LOC to be terminated in May 2016.

The Company expects to enter a loan and security agreement with Silicon Valley Bank in the second quarter of 2016 to replace the Pledge Agreement.

Item 2.02.	Results of Operations and Financial Condition.

On May 4, 2016, Solazyme, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended March 31, 2015 and certain corporate highlights. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Results of Operations and Financial Condition.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release, dated May 4, 2016, entitled “TerraVia Reports First Quarter Results”.

The information contained in Items 2.02 and 9.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in Items 2.02 and 9.01 of this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: May 4, 2016	By:	/s/ Tyler W. Painter
Tyler W. Painter
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 4, 2016, entitled “TerraVia Reports First Quarter Results”